UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  June 27, 2003
(Date of earliest event reported)

UAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6033	36-2675207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 East Algonquin Road, Elk Grove Township, Illinois 60007
(Address of principal executive offices)

(847) 700-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.            Other Events

UAL Corporation filed its monthly operating report for the period May 1, 2003, through May 31, 2003, with the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division, a copy of which is attached hereto as Exhibit 99.1, in connection with its voluntary petitions for reorganization under Chapter 11 of Title 11 of the United States Bankruptcy Code in Case Nos. 02-48191 through 02-48218.

We have also attached as Exhibit 99.2 a press release issued in connection with the filing of the Monthly Operating Report.

Item 7.             Financial Statements and Exhibits.

(c) Exhibits          Description

        99.1            Monthly Operating Report of UAL Corporation for the period May 1, 2003, through May 31, 2003

        99.2            Press Release

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAL CORPORATION

By:	/s/ Frederic F. Brace____
Name:	Frederic F. Brace
Title:	Executive Vice President and
Chief Financial Officer

Dated:  June 27, 2003